EXHIBIT 99.1

United-Guardian Reports Strong FY-2008 Financial Results

HAUPPAUGE, N.Y., March 20, 2009 (GLOBE NEWSWIRE) -- United-Guardian, Inc. (Nasdaq:UG), reported today that revenue in 2008 increased 3.4% over 2007, from $11,888,562 in 2007 to $12,292,147 in 2008. Income from continuing operations was down slightly from $3,427,085 ($0.69 per share) in 2007 to $3,162,931 ($0.64 per share) in 2008, primarily due to higher raw material costs.

Ken Globus, President of United-Guardian, stated, "We are very pleased to report that we had another excellent year, with strong earnings and a slight increase in revenue. Revenue from our personal product, pharmaceutical, and medical products lines all increased in 2008. While those increases were offset by substantially higher raw material and shipping costs, which resulted in a small decline in earnings, we still fared better than many other companies, and finished 2008 with an even stronger balance sheet than in 2007. Based on sales-to-date for the first quarter of 2009, we anticipate that the first quarter is going to be another strong one, and we are hopeful that we will be able to maintain our current sales levels despite the current economic turmoil that has devastated so many other companies."

United-Guardian is a manufacturer of cosmetic ingredients, personal and health care products, pharmaceuticals, and specialty industrial products.

The United-Guardian, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6000

NOTE: This press release contains both historical and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company's expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the "safe harbor" provisions of that Act. Such statements are subject to a variety of factors that could cause Registrant's actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company's business, please refer to the company's reports and filings with the Securities and Exchange Commission.

                United-Guardian, Inc. and Subsidiaries

                      RESULTS FOR THE YEARS ENDED
                DECEMBER 31, 2008 AND DECEMBER 31, 2007

 INCOME STATEMENT DATA
 ---------------------
                                             Year ended December 31,
                                            -------------------------
                                               2008           2007
                                            -----------   -----------

 Net sales                                  $12,292,147   $11,888,562
 Costs and expenses                           8,110,075     7,450,107
                                            -----------   -----------
     Income from operations                   4,182,072     4,438,455
                                            -----------   -----------

 Other income                                   484,680       584,032
                                            -----------   -----------
     Income from continuing operations
      before income taxes                     4,666,752     5,022,487
                                            -----------   -----------

 Provision for income taxes                   1,503,821     1,595,402
                                            -----------   -----------
     Income from continuing operations        3,162,931     3,427,085
     Income from discontinued operations             --       117,223
                                            -----------   -----------
          Net income                        $ 3,162,931   $ 3,544,308
                                            ===========   ===========

 Earnings per common share (basic and
  diluted) :

     Income from continuing operations      $      0.64   $      0.69
                                            ===========   ===========
     Income from discontinued operations    $        --   $      0.03
                                            ===========   ===========
          Total (basic and diluted)         $      0.64   $      0.72
                                            ===========   ===========

 Weighted average shares (basic)              4,946,439     4,944,943
                                            ===========   ===========
 Weighted average shares (diluted)            4,946,439     4,945,923
                                            ===========   ===========

 BALANCE SHEET DATA
 ------------------
                                                   December 31
                                            -------------------------
                                               2008           2007
                                            -----------   -----------

 Current assets                             $15,785,392   $15,758,545
 Certificates of deposit due 2010               271,976            --
 Property, plant, and equipment (net)           951,979       953,397
 Other assets                                   274,276       322,526
                                            -----------   -----------
       Total assets                         $17,283,623   $17,034,468
                                            ===========   ===========

 Current liabilities                        $ 2,548,712   $ 2,357,853
 Loans payable                                       --         6,657
 Deferred income taxes                           28,616       139,862
                                            -----------   -----------
       Total liabilities                    $ 2,577,328   $ 2,504,372

 Stockholders' equity                       $14,706,295   $14,530,096
                                            -----------   -----------
       Total liabilities and
        stockholders' equity                $17,283,623   $17,034,468
                                            ===========   ===========

CONTACT:  United-Guardian, Inc.
          Robert S. Rubinger
          (631) 273-0900